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                                                                   Exhibit 10.3

                  SEVERANCE AGREEMENT DUE TO CHANGE IN CONTROL
                            OF MIDDLEFIELD BANC CORP.

         This AGREEMENT is made and entered into this 8th day of October, 1996 by and among Middlefield Banc Corp. (the "Corporation"), a corporation organized under the laws of the State of Ohio, with its main office in Middlefield, Ohio; The Middlefield Banking Company (the "Bank"), an Ohio-chartered, FDIC-insured nonmember bank with its main offices in Middlefield, Ohio; and James R. Heslop II (the "Executive"). Any reference to "FDIC" herein shall mean the Federal Deposit Insurance Corporation. Any reference to "FRB" shall mean the Board of Governors of the Federal Reserve System and any reference to "Superintendent" herein shall mean the Superintendent of Banks, Ohio Division of Financial Institutions.

         WHEREAS, the Executive has heretofore served in the position of Executive Vice President of the Bank:

         NOW THEREFORE, in consideration of the performance of the responsibilities of the Executive and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

         1. No Employment Contract

                  The parties hereto acknowledge and agree that this Agreement is not a management or employment agreement and that none of the terms and conditions contained herein shall be effective unless and until such time as there is a Change in Control as hereinafter defined in this Agreement. Prior to a Change in Control, the Executive agrees and acknowledges that he/she is an employee-at-will of the Bank.

         2. Term of Agreement

                  The initial term of this Agreement shall be for a period of three (3) years commencing September 9, 1996 (hereafter referred to as the "Commencement Date"). Commencing on the first anniversary of the Commencement Date, and continuing at each anniversary of the Commencement Date thereafter, the Agreement shall automatically renew for one (1) additional year beyond the then effective expiration date unless the Board of Directors of either the Bank or the Corporation determine by resolution duly noted in its minutes the performance of the Executive has not met the requirements and standards of the Board and that such term shall not be extended (if the Board of Directors determines not to extend the term, it shall promptly so notify the Executive, with such election by the Board not to extend the term not to otherwise affect the then term of this Agreement). Reference herein to the term of this Agreement shall refer both to such initial term and such extended terms. Provided, however that in no event shall any benefits hereof extend beyond that date upon which the Executive attains the age of sixty-five (65).

         3. Termination for Cause

                  (a) The Executive shall have no right to receive severance or other benefits under this Agreement for any period after the date of termination for Cause. For purposes of this Agreement, termination by the Corporation or the Bank for "Cause" shall mean only the following events:

                           (i)    personal dishonesty;

                           (ii)   incompetence;

                           (iii) material breach of any provision of this Agreement;

                           (iv) breach of a fiduciary duty involving personal gain or profit;

                           (v)    intentional failure to perform stated duties;

                           (vi) a willful and material breach of the policies and procedures for the operation of the Bank provided to the Executive by formal action of its Board of Directors.

                           (vii) willful violation of any law, rule, regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or final cease-and-desist order; or

                           (viii) willful misconduct.

                  (b)      (i)    For purposes of Paragraph 3(a)(ii),
                                  "incompetence" shall mean the Executive's performance of his duties as measured against the then prevailing standard of the Ohio banking industry.

                           (ii) For purposes of Paragraph 3(a)(vii) and 3(a)(viii), no act, or failure to act, on the Executive's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank.

                           (iii) For purposes of Paragraph 3(a)(vii), a cease-and-desist order shall not become final until consent by the Corporation or the Bank, as the case may be, to such order, or the exhaustion or lapse of all (administrative and judicial) appeal rights in relation thereto.
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         4. Voluntary Termination of Agreement

                  This Agreement shall terminate automatically and without further action in the event the Executive shall resign or otherwise voluntarily terminate his/her employment with the Bank and/or Corporation.

         5. Governmental Termination of Agreement

                  (a) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Bank's or the Corporation's affairs by an order issued under Section 8(e) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e), or Section 1127.06 of the Ohio Revised Code, 11 O.R.C. Section 1127.06, all obligations of the Bank and the Corporation under this Agreement shall terminate, as of the effective date of the order.

                  (b) If the Bank is declared insolvent by the Superintendent (defined with reference to Section 1103.04 of the Ohio Revised Code, O.R.C.
Section 1103.04), all obligations of the Bank or Corporation under this Agreement shall terminate.

                  (c) All obligations under this Agreement may be terminated by the FDIC at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1823(c). Any rights of the parties that have already vested, however, shall not be affected by such action.

                  (d) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act 12 U.S.C. Section 1818(e)(3) or (g)(1), the Corporation's and the Bank's obligations under subparagraphs 6(a), (b) and (c) of this Agreement shall be suspended as the date of service, unless stayed by appropriate proceedings.

                  (e) If the charges in the notice referenced in subparagraph 5(d) are dismissed, the Board of Directors of the Bank or the Corporation may in its discretion:

                           (i) pay the Executive all or part of the severance benefits while its contract obligations were suspended, and

                           (ii) reinstate (in whole or in part) any of its obligations which were suspended as required in subparagraph (d) above.

         6. Change in Control

                  (a) If, during the term of this Agreement, there is a Change in Control of the Corporation and the Executive's employment by the Bank or the Corporation is involuntarily terminated in connection with or within one (1) year after the Change in Control other than for Cause or pursuant to Paragraphs 4 or 5, the Executive shall be entitled to the termination or severance payments hereinafter provided. Such payments shall also be made in the case of the Executive's voluntary termination of employment for Good Reason (as defined in Paragraph 7) in connection with, or within one (1) year after, a Change in Control of the Corporation. Such voluntary termination of employment for Good Reason in connection with, or within one (1) year after, a Change in Control of the Corporation shall not constitute a termination for Cause or a voluntary termination subject to Paragraph 4 of this Agreement. The amount of this severance payment shall be the benefits specified in Paragraph 8 of this Agreement.

                  (b) For purposes of this Agreement, a "Change in Control of the Corporation" shall mean:

                           (i) The acquisition by a person or persons acting in concert of the power to vote twenty-five percent (25%) or more of a class of the Corporation's voting securities, or the acquisition by a person of the power to direct the Corporation's management or policies, if the Board of Directors or the FRB (or the FDIC in the case of an individual acquirer) has made a determination that such acquisition constitutes or will constitute an acquisition of control of the Corporation for the purposes of the Bank Holding Company Act or the Change in Bank Control Act and the regulations thereunder;

                           (ii) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or the Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors in office at the beginning of the period.
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                           (iii)  the Corporation shall have merged into or
                                  consolidated with another corporation, or merged another corporation into the Corporation, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Corporation prior to such merger or consolidation; or

                           (iv) the Corporation shall have sold substantially of its assets to another person. The term "person" refers to an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

                  (c) Upon the Executive's termination of employment arising under this Paragraph 6 within one (1) year after the occurrence of a Change in Control of the Corporation, the Corporation will at its expense, provide health insurance coverage substantially identical to the coverage maintained by the Bank or the Corporation for Executive prior to his severance. Such coverage shall cease upon the earlier of Executive's employment by another employer or twelve (12) months from such termination.

         7. Good Reason

                  For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in subparagraphs (a) through (e) hereof without the Executive's express written consent.

                  (a) A change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, does not represent the maintenance of or a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint him to any of such positions, except in connection with the termination of his employment for (i) disability, (ii) Cause, (iii) pursuant to Paragraph 4 or 5, (iv) as a result of his death or (v) by the Executive other than for good Reason;

                  (b) A reduction by the Bank or the Corporation in the Executive's base salary as in effect on the date of a Change in Control of the Corporation;

                  (c) The relocation of his/her principal place of employment to a location other than Middlefield, Ohio, except for reasonably required travel on the Bank's or the Corporation's business which is not materially greater than such travel requirements prior to the Change in Control;

                  (d) The failure by the Bank or the Corporation to continue to provide the Executive with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Executive becomes a participant, or the taking of any action by the Bank or the Corporation which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him at the time of the Change in Control.

         8. Termination Benefits

                  Upon the occurrence of a Change in Control, followed by the voluntary or involuntary termination of Executive's employment with the Bank other than for Cause or pursuant to Paragraph 4 or 5, the Bank or Corporation shall within ninety (90) days of said termination pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to twenty-four (24) times the average monthly salary paid to Executive by the Bank and the Corporation during the sixty (60) months (or such lesser number of months the Executive has been employed) immediately preceding Executive's termination. The term salary shall refer to cash compensation for all services rendered to the Bank, the Corporation or any subsidiary as is or would be required to be reported pursuant to Section 402(a) of Regulation S-K, 17 C.F.R.
Section 229.402(a).

         9. Payment of Legal Fees

                  Reasonable legal fees and expenses paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Agreement shall be paid or reimbursed by the Corporation in accordance with the following. If the Executive, the Bank or the Corporation initiates a proceeding and the Executive prevails, all reasonable legal fees and expenses shall be paid by the Corporation. If the Executive initiates a proceeding and does not prevail on his/her claim, then the Corporation and the Executive shall each pay their own legal fees.

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         10. Successor Organization

                  The obligations of the Corporation and the Bank as set forth herein shall continue to be the obligation of any successor organization, any organization which purchases substantially all of the liabilities of the Corporation or the Bank, as well as any organization which assumes substantially all of the liabilities of the Corporation or the Bank whether by merger, consolidation, or other form of business combination. This Agreement is personal to the Executive and the Executive may not delegate his duties hereunder.

         11. Notices

                  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other addresses as either party may designate by like notice.

                           A.       If to the Corporation, to:

                                    Chairman
                                    Middlefield Banc Corp.
                                    15985 East High Street
                                    Middlefield, Ohio 44062

                           B.       If to the Executive, to:

                                    James R. Heslop II
                                    11731 Clarkwood Drive
                                    Chardon, Ohio 44024

and to such other additional person or persons as either party shall have designated to the other party in writing by like notice.

         12. Amendments

                  No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         13. Paragraph Headings

                  The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         14. Severability

                  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         15. Governing Law

                  This Agreement shall, except to the extent that federal law (including any law, rule, or regulations of the FDIC) shall be deemed to apply, be governed by and construed and enforced in accordance with the laws of Ohio.

         16. Arbitration

                  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         17. Safety and Soundness Limitations

                  Notwithstanding any other provisions of this Agreement, no severance benefits under Paragraph 8 shall be paid or payable in respect of any year in which the Bank (i) fails to meet any applicable capital requirements imposed by Part 325 of the FDIC's regulations (or successor regulations) after giving effect to the payment of severance benefits hereunder, (ii) receives or maintains a safety and soundness CAMEL rating of 4 or 5 from the FDIC or the Superintendent, or (iii) is subject to a proceeding to terminate deposit insurance. Severance benefits can be paid under clause (i) above to the extent that such payment would not cause the Bank to fail to meet any applicable capital requirements imposed by Part 325 by the FDIC's regulations.


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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

WITNESSES:                            MIDDLEFIELD BANC CORP.

/s/                                   BY: /s/ George F.  Hasman
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/s/                                   ITS: President
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WITNESSES:                            MIDDLEFIELD BANKING COMPANY

/s/                                   BY: /s/ Donald Hunter
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/s/                                   ITS: Chairman
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WITNESSES:

/s/                                   /s/ James R. Heslop II
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                                      James R. Heslop II
/s/
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